PROSPECTUS AND                                          PRICING SUPPLEMENT NO.15
PROSPECTUS SUPPLEMENT, EACH                             EFFECTIVE AT 09:30 A.M.
DATED MAY 27, 1999                                      JANUARY 18, 2000

                               U.S. $8,000,000,000               Rule 424 (b)(3)
                                                                 Registration
                           FORD MOTOR CREDIT COMPANY             Statement No.
                                                                 333-75177

                                MEDIUM-TERM NOTES

                    Due more than 9 Months from Date of Issue

         Interest payable each March 15 and September 15 and at Maturity

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                                                          INTEREST RATE
 RANGE OF MATURITIES                                       PER ANNUM

1 year to less than 18 months .........................      6.55%




The interest rates on the Medium-Term Notes may be changed by Ford Motor Credit Company from time to time, but any such change will not affect the interest rate on any Medium-Term Note ordered prior to the effective time of the change.

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